UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  June 6, 2013

FREQUENCY ELECTRONICS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	1-8061	11-1986657
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

55 Charles Lindbergh Blvd., Mitchel Field, NY	11553
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (516) 794-4500

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                      Entry into a Material Definitive Agreement.

On June 6, 2013, Frequency Electronics, Inc., a Delaware corporation (the “Company”), obtained a credit facility (the “Facility”) from JPMorgan Chase Bank, N.A. (“JPMorgan”) pursuant to a credit agreement (the “Credit Agreement”) between the Company and JPMorgan.  The maximum aggregate amount of the Facility is $25,000,000, of which the Company borrowed $7,200,000 on June 6, 2013, as evidenced by the Line of Credit Note, dated as of June 6, 2013 (the “Note”), by the Company to JPMorgan.  The Company may make borrowings under the Facility from either Tranche A or Tranche B or a combination of both, not to exceed $25,000,000.  Pursuant to the Credit Agreement, the amount of Tranche A borrowings may not exceed the value of the Pledged Investments (as defined in the Credit Agreement).  The amount of Tranche B borrowings may not exceed the lesser of (i) $15,000,000 and (ii) the Borrowing Base (as defined in the Credit Agreement).  The Facility is fully guaranteed by certain of the Company’s subsidiaries and is secured by, among other things, a pledge of substantially all personal property of the Company and certain of the Company’s subsidiaries.

The Note will bear interest, payable monthly, at a rate equal to the LIBOR Rate, as determined from time to time by JPMorgan pursuant to the terms of the Note, plus a margin of 0.75% for Tranche A borrowings and 1.75% for Tranche B borrowings.  The principal balance on the Note, along with any accrued and unpaid interest, is due and payable no later than June 5, 2018, which is the maturity date of the Facility.  In addition, the Company is required to pay JPMorgan fees equal to 0.1% per annum on any unused portion of the Facility.  Proceeds from the Facility will be used for working capital and to finance acquisitions.

The Credit Agreement requires the Company to maintain, as of the end of each fiscal quarter, a Funded Debt to EBITDA ratio (as each term is defined in the Credit Agreement) of not less than 3.0 to 1.0 and an Interest Charge Coverage Ratio (as defined in the Credit Agreement) of not less than 5.0 to 1.0.

The Credit Agreement contains a number of affirmative and negative covenants, including limitations on the incurrence of additional debt, liens on property, acquisitions, loans and guarantees, mergers, consolidations, liquidations and dissolutions, asset sales, and distributions and other payments in respect of the Company’s capital stock.  The Credit Agreement also contains certain events of default customary for credit facilities of this type, including nonpayment of principal or interest when due, material incorrectness of representations and warranties when made, breach of covenants, bankruptcy and insolvency, unstayed material judgment beyond specified periods, and acceleration or payment default of other material indebtedness.

If any events of default occur, JPMorgan will have the option to exercise certain remedies customary for credit facilities of this type, including declaring the outstanding loans to be due immediately, without notice.

The description above is a summary and is qualified in its entirety by the Credit Agreement, the Note, the Continuing Guaranty, the Continuing Pledge Agreement, the Continuing Security Agreement, and the Control Agreement, each of which is filed as an exhibit to this report and is incorporated herein by reference.

Item 2.03.                      Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

Item 9.01.                      Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.            Description

10.1	Credit Agreement, dated as of June 6, 2013, between Frequency Electronics, Inc. and JPMorgan Chase Bank, N.A.

10.2	Line of Credit Note, dated as of June 6, 2013, by Frequency Electronics, Inc. to JPMorgan Chase Bank, N.A.

10.3	Continuing Guaranty, dated as of June 6, 2013, by FEI-Elcom Tech, Inc., FEI Communications, Inc., FEI Government Systems, Inc. and FEI-Zyfer, Inc. in favor of JPMorgan Chase Bank, N.A.

10.4	Continuing Pledge Agreement, dated as of June 6, 2013, by Frequency Electronics, Inc. in favor of JPMorgan Chase Bank, N.A.

10.5	Continuing Security Agreement, dated as of June 6, 2013, between Frequency Electronics, Inc. and JPMorgan Chase Bank, N.A.

10.6	Control Agreement, dated as of June 6, 2013, between Frequency Electronics, Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 11, 2013	FREQUENCY ELECTRONICS, INC. By: /s/ Alan Miller Name: Alan Miller Title: Secretary, Treasurer and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.            Description

10.1	Credit Agreement, dated as of June 6, 2013, between Frequency Electronics, Inc. and JPMorgan Chase Bank, N.A.

10.2	Line of Credit Note, dated as of June 6, 2013, by Frequency Electronics, Inc. to JPMorgan Chase Bank, N.A.

10.3	Continuing Guaranty, dated as of June 6, 2013, by FEI-Elcom Tech, Inc., FEI Communications, Inc., FEI Government Systems, Inc. and FEI-Zyfer, Inc. in favor of JPMorgan Chase Bank, N.A.

10.4	Continuing Pledge Agreement, dated as of June 6, 2013, by Frequency Electronics, Inc. in favor of JPMorgan Chase Bank, N.A.

10.5	Continuing Security Agreement, dated as of June 6, 2013, between Frequency Electronics, Inc. and JPMorgan Chase Bank, N.A.

10.6	Control Agreement, dated as of June 6, 2013, between Frequency Electronics, Inc., JPMorgan Chase Bank, N.A. and J.P. Morgan Securities LLC